                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]  Preliminary Information Statement         [ ]  Confidential, for Use of the Commission
                                               Only

[X]  Definitive Information Statement          (as permitted by Rule 14c-5(d)(2))

                         ISO BLOCK PRODUCTS USA, INC.*
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                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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* Send copies of communications and comments on this Preliminary Information
  Statement to:

  Gary R. Henry


  Fabian & Clendenis


  P.O. Box 510210


  215 South State Street, 12(th) Floor


  Salt Lake City, UT 84111


  (801) 531-8900

                          ISO BLOCK PRODUCTS USA, INC.
                             2250 NORTH 1500 WEST,
                               OGDEN, UTAH 84404

August 28, 2000

Dear Shareholders:

     You are cordially invited to attend the Special Meeting of the Shareholders ("Special Meeting") of Iso Block Products USA, Inc. (the "Company") which will be held at Cryocon's Administrative Offices, 2250 North 1500 West, Ogden, Utah 84404, on Thursday, September 21, 2000, 9:00 a.m., Mountain Time. You can call us at (801) 395-2796 for directions to the meeting.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. If, however, you elect not to attend the Special Meeting, you may vote by mail, by completing, signing, dating, and returning the enclosed Voter Card promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting, you may do so and vote in person at the Special Meeting.

     As you may be aware, from our notices and press releases, that on August 16, 2000, Iso Block Products USA, closed an agreement to purchase Cryocon, Inc. a Utah Corporation (hereinafter, the "Agreement"). Pursuant to the Agreement, Cryocon sold and transferred to Iso Block Products, USA, all of their 11,000,000 shares of Cryocon common stock. In exchange, Iso Block Products USA issued 44,000,000 shares of Iso Block Products USA authorized common stock to the Cryocon Shareholders.

     At the Closing, Debra Brunson, Harry Brunson, and Randy Sant, and I become directors of Iso Block Products USA, replacing Egin Bresnig, Dean Wicker and Karin S. Kuhbander.

     In accordance with the terms of the Agreement, the Board of Directors, on August 17, 2000, met and unanimously resolved the following:

RESOLUTION 1:

     Subject to Shareholder approval, the Board of Directors of this Corporation has adopted and approved an amendment of the Articles of Incorporation of this Corporation to reverse split each of the issued and outstanding of Common Stock of this Corporation into 12,248,933 shares of Common Stock;

     In conjunction with the Reverse Split, the total number of common shares that the Company is authorized to issue shall be 50,000,000 common shares after giving effect to the Reverse Stock split. The Articles of Incorporation will be amended to reflect that the total number of shares of capital stock that the Corporation is authorized to issue 50,000,000. The total number of shares of Preferred Stock that the Corporation is authorized to issue is 10,000,000 shares.

     Upon the amendment of Articles of Incorporation the shares of Common Stock will be divided into 0.25 share of Common Stock. Therefore the Company's common shares will undergo a 1:4 reverse split pursuant to which every common share of the Company's then issued and outstanding shall be changed into one-fourth ( 1/4) of a common share.

     No fractional shares will be issued pursuant to said reverse split. Each fractional share of Common Stock will be rounded up to equal one whole share of Common Stock.

     The officers are authorized and directed to apply to the Commissioner of Corporations, or equivalent agencies in other jurisdictions, for any necessary qualification of the issuance of securities pursuant to the reverse stock split.

     Upon the qualification of the issuance by various states where shareholders reside, the officers of this Corporation are authorized to cause to be prepared and execute, verify, and filed with the Secretary of State a Certificate of Amendment of the Articles of Incorporation of this Corporation relating to the reverse stock split.

     The officers of this Corporation are authorized and directed to take any further actions and to execute and deliver any further documents as will be necessary to effect the reverse stock split, the qualifications, and the amendment to the Articles of Incorporation of this Corporation.

RESOLUTION 2

     Upon Shareholder approval, the Articles of Incorporation will be amended to reflect that the name of the Corporation will be changed to Cryocon, Inc. or a substantially similar name.

RESOLUTION 3

     Upon Shareholder approval, H J & Associates, 50 South Main Street, Suite 1450, Salt Lake City, Utah 84144, is selected as independent public accountants to audit the books, records and accounts of the Company and its subsidiary.

RESOLUTION 4

     That the Corporation's OTC trading symbol should be changed from ISOB to CRYO, CRYC, FREZ, CHIL, or other such available trading symbol, which the Board of Directors deems appropriate.

RESOLUTION 5

     Upon the Shareholders' approval of the reverse split, the Company will distribute to all of holders (or their successors) of the Company's Common Stock, excluding shareholders that received shares of Common Stock pursuant to the Agreement, that Closed August 14, 2000, rights or warrants permitting each holder to purchase up to three shares of common stock of the Company for each share held by them immediately following the reverse split. These rights or warrants shall be exercisable at a formula that results in an exercise price of eighty percent (80%) of the Market Price on the date of exercise. Market Price is defined as the closing sale price on the date of exercise. Notwithstanding the foregoing sentence, however, the minimum exercise price shall be $2.00 per share. The date of exercise shall be the date that the right or warrant is duly surrendered to the Company's transfer agent for exercise, with proper payment attached, and every exercise shall be deemed made after the market close on the date of exercise.

     Prior to distribution, such rights or warrants, the common stock purchasable upon the exercise of the rights or warrants shall be registered under the Securities Act of 1933 on an appropriate form.

RESOLVED 6

     There shall be a special meeting of the shareholders held on September 14, 2000, at the Company's offices located at 2250 North 1500 West, Ogden, Utah 84404.

     At the Special Meeting of the Shareholders, you will be asked to vote on the approval of the follow resolutions:

     - To vote upon the proposal to amend the Articles of Incorporation and approve the reverse stock split of the issued and outstanding shares of the Iso Block's issued and outstanding shares of Common Stock;

     - To vote upon a proposal that in conjunction with the reverse split, that the number of authorized shares of Common Stock shall be increased so that there will be 50,000,000 common shares authorized after the Reverse Split;

     - To ratify the Board's action to change the Company's name to Cryocon, Inc.;

     - To ratify the Board's appointment of independent public accountant

     - To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

     Details of the business to be conducted at the Special Meeting are given in the attached Notice of Special Meeting and Information Statement. We look forward to seeing you at the Special Meeting.

                                          /s/ ROBERT BRUNSON
                                          Robert Brunson
                                          President and Chief Executive Officer
Ogden, Utah

                          ISO BLOCK PRODUCTS USA, INC.
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

MEETING DATE:       Thursday, September 21, 2000
MEETING TIME:       9:00 a.m., Central Time
MEETING LOCATION:   Cryocon's Administrative Offices
                    2250 North 1500 West
                    Ogden, Utah 84404

RECORD DATE: AUGUST 28, 2000

     Agenda:

     - To vote upon the proposal to amend the Articles of Incorporation and approve the reverse stock split of the issued and outstanding shares of the Iso Block's issued and outstanding shares of Common Stock;

     - To vote upon a proposal that in conjunction with the reverse split, that the number of authorized shares of Common Stock shall be increased so that there will be 50,000,000 common shares authorized after the Reverse Split;

     - To ratify the Board's action to change the Company's name to Cryocon, Inc.;

     - To ratify the Board's appointment of independent public accountants;

     - To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the Information Statement accompanying this Notice. The record date for determining those shareholders who will be entitled to vote at the Special Meeting and at any adjournment thereof is August 28, 2000. The stock transfer books will not be closed between the record date and the date of the Special Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. If, however, you elect not to attend the Special Meeting, you may vote by mail, by completing, signing, dating, and returning the enclosed Voter Card promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting, you may do so and vote in person at the Special Meeting.

ADMISSION

     All stockholders and representatives whom stockholders have authorized in writing are cordially invited to attend the Special Meeting. We will hold the Special Meeting at Cryocon's Administrative Offices, 2250 North 1500 West, Ogden, Utah.

VOTING

     Stockholders owning the Company's stock at the close of business on the Record Date, or a representative whom a stockholder has authorized in writing, are entitled to vote at the Annual Meeting. Please refer to page 1 of the attached Information Statement for an explanation of the Company's voting procedures.

STOCKHOLDER LIST

     The Company will make available on the Meeting Date at the Cryocon Administrative Offices, a list of stockholders as of the Record Date. It will also make a list available for ten (10) days prior to the Special Meeting, between the hours of 8:00 a.m. and 4:00 p.m. at the office of Cryocon Inc., 2250 North 1500 West, Ogden, Utah 84404.

     We are distributing this information statement and voting card on or about August 28, 2000.

                                          By Order of the Board of Directors,

                                          DEBRA L. BRUNSON

                                          Corporate Secretary

                          INFORMATION ABOUT ATTENDING

     We will hold the Special Meeting at Cryocon's Administrative Offices, 2250 North 1500 West, Ogden, Utah 84404. Seating will be limited. We will give stockholders priority in seating. Depending on stockholder attendance, we may have seating for guests.

     Your voting card will be your ticket to be admitted to the Annual Meeting. Please have your ticket out and available when you reach Cryocon's Administrative Offices.

     For stockholders who hold shares through a brokerage firm, bank, other holder of record, your ticket is the copy of your latest account statement showing your Iso Block USA, Inc. Stock balance. Please present your account statement to the registration area at the Special Meeting.

     If you have any questions regarding the Special Meeting or require special accommodations at the Special Meeting due to a disability, please write to the Corporate Secretary identifying your specific need at 2250 North 1500 West, Ogden, Utah 84404, by September 18, 2000.

Iso Block Product, USA, Inc.
2250 North 1500 West
Ogden, Utah 84404
August 28, 2000

AUGUST 28, 2000                                        ISO BLOCK PRODUCT, USA,
                                                       INC.
                                                       2250 NORTH 1500 WEST
                                                       OGDEN, UTAH 84404

                             INFORMATION STATEMENT

GENERAL INFORMATION

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. If, however, you elect not to attend the Special Meeting, you may vote by mail, by completing, signing, dating, and returning the enclosed Voter Card promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting, you may do so and vote in person at the Special Meeting.

     The Special Meeting will be held September 21, 2000, at the Corporation's Executive Offices:

    Cryocon's Administrative Offices
     2250 North 1500 West
    Ogden, Utah 84404

     Your Board of Directors (hereinafter, "Board") encourages you to exercise your right to vote by using one of the methods of voting described below.

METHOD OF VOTING

     VOTING BY MAIL. Stockholders may sign, date and return their Voter Cards in the pre-addressed, postage-paid envelope provided.

     VOTING IN PERSON. Stockholders may attend the Special Meeting and deposit their Voter Cards in the ballot box(es) provided at the Special Meeting.

VOTE REQUIRED AND METHOD OF COUNTING

     At the close of business on the Record Date, there will be 48,995,730 shares of Common Stock outstanding and entitled to vote at the Special Meeting. Each outstanding share is entitled to one vote.

     A quorum, which is a majority of the outstanding shares as of the Record Date, must be present to hold the Special Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person or voting by mail. If you indicate an abstention as your voting preference in all matters, your shares will be counted toward a quorum but they will not be voted on any matter.

     The vote required and method of calculation is as follows for the various business matters to be considered at the Special Meeting:

     Item 1 -- AMEND THE ARTICLES OF INCORPORATION AND APPROVE THE REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK is approved if the number of shares voted in favor is a majority of shares entitled to vote.

     Item 2 -- TO MAINTAIN THE AUTHORIZED SHARES OF COMMON STOCK SO THAT THERE WILL BE 50,000,000 COMMON SHARES AUTHORIZED AFTER THE REVERSE SPLIT is approved if the number of shares voted in favor is a majority of shares entitled to vote.

     Item 3 -- TO RATIFY THE BOARD'S ACTION TO CHANGE THE COMPANY'S NAME TO CRYOCON, INC., is approved if the number of shares voted in favor is a majority of shares entitled to vote.

     Item 4 -- TO RATIFY THE BOARD'S APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS, is approved if the number of shares voted in favor exceeds the number of shares voted against. Abstentions and broker non-votes (i.e., when a broker does not have authority to vote on a specific issue) do not affect the voting calculations.

RECENT CHANGE OF CONTROL

     Pursuant to an Agreement and Plan of Reorganization, dated as of April 25, 2000 (the "Agreement"), among the Company, Cryocon, Inc., a Utah corporation ("Cryocon") and all of the shareholders of the Cryocon (the "Cryocon Holders"), at the closing of the Agreement (the "Closing"), the Cryocon Holders sold and transferred to the Company all of the 11,000,000 shares of Cryocon common stock held by them (the "Cryocon Shares"). The Closing of the Agreement occurred August 16, 2000.

     In exchange, the Company issued and delivered a total of 44,000,000 shares of its authorized common stock (the "New Shares") to the Cryocon Holders in proportion to their respective ownership of the Cryocon Shares. The Cryocon Holders received four (4) of the Company's New Shares for every Cryocon Share that the Cryocon Holder held immediately prior to the Exchange. Cryocon became a wholly owned subsidiary of the Company as a result of the Exchange.

     As a result of the exchange, Robert W. Brunson holds a majority of the Company's issued shares, and a majority of Company's voting power. Mr. Brunson, currently, serves as a Director, Chairman of the Board, and President, and holds directly 40,900,000 (83.6%) of the issued and outstanding shares of common stock, and will indirectly hold an additional 2,000,000 shares of common stock in the name of his wife, Debra Brunson (an additional 4%), for an aggregate of approximately 87.6% of the Company's issued and outstanding common stock.

AMEND THE ARTICLES OF INCORPORATION AND APPROVE THE REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK
(Item 1 on the Voter Card)

     Your Board unanimously recommends amending the Company's Amended Articles of Incorporation to reduce the issued and outstanding shares of stock by a 1:4 reverse split pursuant to which every common share of the Company's then issued and outstanding shall be changed into one-fourth ( 1/4) of a common share. The number of issued and outstanding shares will be decreased from 48,995,730 shares to 12,248,933 shares. The resolution in its entirety states:

     "RESOLVED: That subject to stockholder approval, Article Third of the Amended Articles of Incorporation will be amended to read as follows:

     This Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock that the Corporation is authorized to issue 60,000,000. The total number of shares of Common Stock that the Corporation is authorized to issue is 50,000,000 shares of no par value. The total number of shares of Preferred Stock that the Corporation is authorized to issue is 10,000,000 shares of no par value.

     Upon the amendment of this Article Third to read as set forth above, each outstanding share of Common Stock is divided into 0.25 share of Common Stock.

     RESOLVED, FURTHER, that no fractional shares will be issued pursuant to said reverse split. Each fractional share of Common Stock will be rounded up to equal one whole share of Common Stock.

     RESOLVED, FURTHER, that each of the officers of this Corporation is authorized and directed to apply to any Commissioner of Corporations, or equivalent agencies in other jurisdictions, for any necessary qualification of the issuance of securities pursuant to the reverse stock split.

     RESOLVED, FURTHER, that upon the qualification of the issuance by various states where shareholders reside, the officers of this Corporation are authorized to cause to be prepared and execute, verify, and file with the Utah Secretary of State a Certificate of Amendment of the Articles of Incorporation of this Corporation relating to the reverse stock split.

     RESOLVED, FURTHER, that each of the officers of this Corporation is authorized and directed to take any further actions and to execute and deliver any further documents as will be necessary to effect the reverse stock split, the qualifications, and the amendment to the Amended Articles of Incorporation of this Corporation."

     If you approve the Reverse Stock split along with Item 2, there will be 50,000,000 shares authorized and approximately 12,248,933 shares issued and outstanding. This will allow the Company to issue additional shares for a new employee benefit and option plan, that the Company is currently planning, and to issue to all of holders (or their successors) of the Company's Common Stock, excluding shareholders that received shares of Common Stock pursuant to the Agreement, that Closed August 14, 2000, rights or warrants permitting each holder to purchase up to three shares of the Company's common stock for each share held by the shareholders immediately following the reverse split. The Board approved the issuance these warrants.

     Although the Company has no present plan to issue any of the following, by the reverse split and by maintaining the authorization at 50,000,000 shares, additional shares will be available for the declaration of stock splits, stock dividends, acquisitions, and any other proper corporate purpose. The Company's stockholders have not preemptive rights with respect to the issuance of additional shares of the Company's stock. Once authorized in the amended Articles of Incorporation, your Board may issue shares of the Company's Stock without further authorization by the stockholders unless the Company is otherwise required to obtain stockholder approval by applicable law or stock exchange regulations.

     YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION.

AMEND THE ARTICLES OF INCORPORATION TO AUTHORIZED SHARES OF COMMON STOCK SO THAT THERE WILL BE 50,000,000 COMMON SHARES AUTHORIZED AFTER THE REVERSE SPLIT
(Item 2 on the Voter Card)

     Your Board unanimously recommends amending the Company's Amended Articles of Incorporation to maintain the 50,000,000 shares of authorized Common Stock after the Reverse Stock Split. The Resolution in its entirety states:

     "RESOLVED: That subject to stockholder approval, Article Third of the Amended Articles of Incorporation will be amended to read as follows:

     The total number of shares of Common Stock that the Corporation is authorized to issue is 50,000,000 shares of no par value."

     If you approve the above amendment and the Reverse Stock split, there will be 50,000,000 shares authorized and approximately 12,248,933 shares issued and outstanding. This will allow the Company to issue additional shares for a new employee benefit and option plan, that the Company is currently planning, and to issue to all of holders (or their successors) of the Company's Common Stock, excluding shareholders that received shares of Common Stock pursuant to the Agreement, that Closed August 14, 2000, rights or warrants permitting each holder to purchase up to three shares of the Company's common stock for each share held by the shareholders immediately following the reverse split. The Board approved the issuance these warrants.

     Although the Company has no present plan to issue any of the following, by the reverse split and by maintaining the authorization at 50,000,000 shares, additional shares will be available for the declaration of stock splits, stock dividends, acquisitions, and any other proper corporate purpose. The Company's stockholders have not preemptive rights with respect to the issuance of additional shares of the Company's stock. Once authorized in the amended Articles of Incorporation, your Board may issue shares of the Company's Stock without further authorization by the stockholders unless the Company is otherwise required to obtain stockholder approval by applicable law or stock exchange regulations.

     YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION.

AMEND THE ARTICLES OF INCORPORATION TO CHANGE THE NAME THE CORPORATION TO "CRYOCON, INC."
(Item 3 on the Voter Card)

     Your Board unanimously recommends amending the Company's Amended Articles of Incorporation changing corporation's name to Cryocon Inc. The Resolution in its entirety states:

     "RESOLVED: That subject to stockholder approval, Article First of the Amended Articles of Incorporation will be amended to read as follows:

        "The name of the Corporation is: "Cryocon, Inc."

     YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION.

RATIFICATION OF ACCOUNTANTS
(Item 4 on the Voter Card)

     The Board of Directors has selected H J & Associates, 50 South Main Street, Suite 1450, Salt Lake City, Utah 84144, as independent public accountants to audit the books, records and accounts of the Company and its subsidiary for the year 2000.

     Larry O'Donnell, CPA, PC, Aurora, Colorado audited the Company's consolidated financial statements during the year ended July 31, 1999.

     Representative of H J & Associates will be present at the Special Meeting, will have an opportunity to make statements if they desire, and will be available to respond to appropriate questions.

     If the stockholders do not approve the appointment of H J & Associates, the Board will select another firm of auditors for the ensuing year.

     YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPOINTMENT OF H J & ASSOCIATES AS INDEPENDENT PUBLIC ACCOUNTANTS.

                                 OTHER MATTERS

     Your Board does not know of any other matter that will be presented for your consideration at the Special Meeting. Unless your Board otherwise permits, only the matters described in this Notice of Meeting and the Information Statement will be voted upon at the Special Meeting.

                           INCORPORATION BY REFERENCE

     Pursuant to the requirements of Schedule 14A Items 11(e) and 13(a) and
(b)(2) the following documents filed by the Company with the Commission are hereby incorporated by reference:

     1) The definitive 14 F-1 Information Statement filed August 16, 2000 and attached Financial Statements.

     Copies of the Incorporation by Reference will be mailed to each shareholder along with a copy of this Information Statement.

                            ISO BLOCK PRODUCTS, INC.

                             SHAREHOLDER VOTER CARD

     The undersigned stockholder is the beneficial owner of
               [number] of shares of Iso Block Products, Inc Common Stock, hereby votes on each resolution as follows: To vote, you must provide your signature(s) below, next to each resolution, for which you wish to vote. If you do not wish to vote, or wish to abstain, indicate by not returning this Voter Card, or by not signing any one or all of the resolutions below.

     RESOLUTION NUMBER 1. A Shareholders' resolution amending Article   of the
Amended Articles of Incorporation and approving a reverse stock split of the issued and outstanding shares of this Corporation's Common Stock

For [ ]       Against [ ]       Abstain [ ]

Signatures(s) _________________________ Signature(s) _________________________

Date ________________

RESOLUTION NUMBER 2. A Shareholder's resolution amending the Amended Articles of Incorporation so that there will be 50,000,000 common shares authorized after the Reverse Split

For [ ]       Against [ ]       Abstain [ ]

Signatures(s) _________________________ Signature(s) _________________________

Date ________________

RESOLUTION NUMBER 3. A Shareholders' resolution amending Article   of the
Amended Articles of Incorporation to change the name of the Corporation to:
"Cryocon, Inc."

For [ ]       Against [ ]       Abstain [ ]

Signatures(s) _________________________ Signature(s) _________________________

Date ________________

RESOLUTION NUMBER 4. Ratification of Accountants

For [ ]       Against [ ]       Abstain [ ]

Signatures(s) _________________________ Signature(s) _________________________

Date ________________

     Each stockholder, MUST sign, when signing for shares that are owned jointly. When signing as an executor, administrator, trustee, custodian or guardian, please give your full title. When signing on behalf of a corporation, please sign in the full corporate name by an authorized officer.

     It is important that you vote your shares. IN ORDER FOR YOUR VOTES TO BE COUNTED, YOU MUST SIGN IN THE APPROPRIATE SPACES, AND EITHER RETURN THE ENCLOSED ENVELOPE TO 2250 North 1500 West, Ogden, Utah 84404, by September 20, 2000, or deliver this ballot at the Special Meeting.

     ABSTAINING FROM VOTING OR NOT RETURNING A SIGNED CONSENT WILL HAVE THE SAME EFFECT AS WITHHOLDING YOUR VOTE TO THE PROPOSED ACTION(S). THE BOARD OF DIRECTORS URGES EACH SHAREHOLDER TO ENSURE THAT THE RECORD HOLDER OF HIS OR ITS SHARES SIGNS, DATES AND RETURN AND VOTES BY MAIL WITH THE ENCLOSED VOTER CARD, AS SOON AS POSSIBLE, OR ATTENDS THE SPECIAL MEETING AND VOTES IN PERSON.